Exhibit 99

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Raytheon Technologies Reports 2022 Results, Announces 2023 Outlook and Plan to Realign into Three Business Segments

RTX expects continued sales and earnings growth in 2023; will more fully leverage scale with streamlined business operations

ARLINGTON, Va., January 24, 2023 – Raytheon Technologies Corporation (NYSE: RTX) reported fourth quarter 2022 results and announced its 2023 outlook and plan to realign its business units into three segments.

Fourth quarter 2022
•Sales of $18.1 billion
•GAAP EPS from continuing operations of $0.96, which included $0.31 of acquisition accounting adjustments and net significant and/or non-recurring charges
•Adjusted EPS of $1.27
•Operating cash flow from continuing operations of $4.6 billion; Free cash flow of $3.8 billion
•Achieved approximately $130 million of incremental RTX gross cost synergies
•Company backlog of $175 billion; including defense backlog of $69 billion
•Repurchased $408 million of RTX shares

Full year 2022
•Sales of $67.1 billion
•GAAP EPS of $3.51
•Adjusted EPS of $4.78
•Operating cash flow from continuing operations of $7.2 billion; Free cash flow of $4.9 billion
•Achieved approximately $405 million of incremental RTX gross cost synergies
•Repurchased $2.8 billion of RTX shares

Outlook for full year 2023
•Sales of $72.0 - $73.0 billion
•Adjusted EPS of $4.90 - $5.05
•Free cash flow of approximately $4.8 billion
•Share repurchase of $3.0 billion of RTX shares

“Raytheon Technologies delivered solid full-year results with strong free cash flow that exceeded our expectations,” said Raytheon Technologies Chairman and CEO Greg Hayes. “We effectively supported the rapid commercial aerospace recovery and delivered critical platforms and advanced technologies for customers to meet their increasingly complex needs, while achieving $86 billion in new awards in 2022 and ending the year with a total backlog of $175 billion.”

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income, adjusted earnings per share (“EPS”) and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations) is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure (such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures and other structural changes). We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

“Our portfolio is well positioned to capture growing demand and we expect to deliver sales growth and margin expansion, along with strong free cash flow generation, in 2023. We are deploying capital investments to bring new technologies to market and accelerate productivity improvement, all while remaining committed to returning at least $20 billion to our shareowners post-merger through early 2024.”

Portfolio Realignment
On track to surpass all merger-related goals, the company plans to strengthen its market position and generate additional revenue and technology synergies by realigning its business units. Christopher Calio, whose role has been expanded to President and Chief Operating Officer of Raytheon Technologies, effective March 1, will oversee the business transformation initiative.

“In 2023 we will further align our market-leading franchises with customer needs to drive operational agility and excellence,” said Christopher Calio, Chief Operating Officer, Raytheon Technologies. “By more fully leveraging our scale, we will deliver enhanced customer solutions and unlock cost savings opportunities with improved resource allocation and a streamlined footprint.”

The three focused business segments will be Collins Aerospace, Pratt & Whitney, and Raytheon. The company plans to implement the reorganization during the second half of 2023 and will provide additional updates on its progress over the coming months.

Additionally, the company announced that Roy Azevedo, President of Raytheon Intelligence & Space (RIS), will retire from his role and serve as an advisor to Christopher Calio, Chief Operating Officer, to help with the transformation.

Fourth quarter 2022
Raytheon Technologies reported fourth quarter sales of $18.1 billion, up 6 percent over the prior year. GAAP EPS from continuing operations of $0.96 was up 109 percent versus the prior year and included $0.31 of acquisition accounting adjustments and net significant and/or non-recurring charges. Adjusted EPS of $1.27 was up 18 percent versus the prior year. Both GAAP and Adjusted EPS included about 6 cents of a tax benefit associated with legal entity and operational reorganizations.

The company recorded net income from continuing operations attributable to common shareowners in the fourth quarter of $1.4 billion, up 108 percent versus the prior year which included $446 million of acquisition accounting adjustments and net significant and/or non-recurring charges. Adjusted net income was $1.9 billion, up 16 percent versus prior year. Operating cash flow from continuing operations in the fourth quarter was $4.6 billion. Capital expenditures were $855 million, resulting in free cash flow of $3.8 billion.

Summary Financial Results – Continuing Operations Attributable to Common Shareowners

	4th Quarter			Twelve Months
($ in millions, except EPS)	2022	2021	% Change	2022	2021	% Change
Reported
Sales	$18,093	$17,044	6%	$67,074	$64,388	4%
Net Income	$1,422	$685	108%	$5,216	$3,897	34%
EPS	$0.96	$0.46	109%	$3.51	$2.58	36%

Adjusted
Sales	$18,093	$17,044	6%	$67,074	$64,388	4%
Net Income	$1,868	$1,614	16%	$7,098	$6,445	10%
EPS	$1.27	$1.08	18%	$4.78	$4.27	12%

Operating Cash Flow from Continuing Operations	$4,628	$3,161	46%	$7,168	$7,142	—%
Free Cash Flow	$3,773	$2,207	71%	$4,880	$5,008	(3)%

Backlog and Bookings
Backlog at the end of the fourth quarter was $175 billion, of which $106 billion was from commercial aerospace and $69 billion was from defense.

Notable defense bookings during the quarter included:
•$1.0 billion to manufacture and deliver Guidance Enhanced Missile (GEM-T) for an international customer at Raytheon Missiles & Defense (RMD)
•$1.0 billion of classified bookings at Raytheon Intelligence & Space (RIS)
•$698 million for National Advanced Surface-to-Air Missile System (NASAMS) for Ukraine at RMD
•$638 million for F135 production at Pratt & Whitney
•$512 million for F135 sustainment at Pratt & Whitney
•$415 million for Evolved Seasparrow Missile (ESSM) production for the U.S. Navy and international customers at RMD
•$405 million for maintenance and support of a Surveillance Radar Program (SRP) for an international customer at RMD
•$317 million for AIM-9X Sidewinder production lot 23 for the U.S. Air Force and international customers at RMD
•$247 million for MIR replenishment for an international customer at RMD
•$210 million for F117 sustainment at Pratt & Whitney

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD).

Collins Aerospace

	4th Quarter				Twelve Months
($ in millions)	2022	2021	% Change		2022	2021	% Change
Reported
Sales	$5,662	$4,942	15%		$20,597	$18,449	12%
Operating Profit	$741	$461	61%		$2,343	$1,759	33%
ROS	13.1%	9.3%	380	bps	11.4%	9.5%	190	bps

Adjusted
Sales	$5,662	$4,942	15%		$20,597	$18,449	12%
Operating Profit	$743	$469	58%		$2,574	$1,799	43%
ROS	13.1%	9.5%	360	bps	12.5%	9.8%	270	bps

Collins Aerospace had fourth quarter 2022 sales of $5,662 million, up 15 percent versus the prior year. The increase in sales was driven by a 21 percent increase in commercial aftermarket, a 20 percent increase in commercial OE and a 5 percent increase in military. The increase in commercial sales was driven primarily by the recovery of commercial air traffic, which resulted in higher flight hours, aircraft fleet utilization, and narrowbody deliveries.

Collins Aerospace recorded operating profit of $741 million, up 61 percent versus the prior year. The increase in operating profit was primarily driven by drop through on higher commercial aftermarket volume and lower R&D expense, which more than offset higher SG&A expense. Adjusted operating profit of $743 million in the quarter was up 58 percent versus the prior year.

Pratt & Whitney

	4th Quarter				Twelve Months
($ in millions)	2022	2021	% Change		2022	2021	% Change
Reported
Sales	$5,652	$5,115	10%		$20,530	$18,150	13%
Operating Profit	$306	$135	127%		$1,075	$454	137%
ROS	5.4%	2.6%	280	bps	5.2%	2.5%	270	bps

Adjusted
Sales	$5,652	$5,115	10%		$20,530	$18,150	13%
Operating Profit	$321	$162	98%		$1,250	$487	157%
ROS	5.7%	3.2%	250	bps	6.1%	2.7%	340	bps

Pratt & Whitney had fourth quarter sales of $5,652 million, up 10 percent versus the prior year. The increase in sales was driven by a 37 percent increase in commercial OE and an 11 percent increase in commercial aftermarket which more than offset a 2 percent decrease in military sales. The increase in commercial sales was primarily due to favorable OE engine volume and mix, and higher shop visits and related spare part sales. The decrease in military sales was driven primarily by lower military legacy aftermarket sales.

Pratt & Whitney recorded operating profit of $306 million, up 127 percent versus the prior year. The increase in operating profit was primarily driven by drop through on higher commercial aftermarket sales, which included a favorable customer contract adjustment, and was partially offset by higher SG&A and R&D expense. Pratt & Whitney recorded adjusted operating profit of $321 million in the quarter, up 98 percent versus the prior year.

Raytheon Intelligence & Space

	4th Quarter				Twelve Months
($ in millions)	2022	2021	% Change		2022	2021	% Change
Reported
Sales	$3,544	$3,870	(8)%		$14,312	$15,180	(6)%
Operating Profit	$278	$639	(56)%		$1,342	$1,833	(27)%
ROS	7.8%	16.5%	(870)	bps	9.4%	12.1%	(270)	bps

Adjusted
Sales	$3,544	$3,870	(8)%		$14,312	$15,180	(6)%
Operating Profit	$278	$400	(31)%		$1,342	$1,594	(16)%
ROS	7.8%	10.3%	(250)	bps	9.4%	10.5%	(110)	bps

RIS had fourth quarter 2022 sales of $3,544 million, down 8 percent versus the prior year. The decrease in sales was driven by the impact of the prior year Global Training and Services divestiture. Excluding the impact of acquisitions and divestitures and FX, sales were down 5 percent versus prior year driven by Command, Control and Communications, Cyber, Training and Services, and Sensing and Effects.

RIS recorded operating profit of $278 million, down 56 percent versus the prior year. The decrease in operating profit was driven in part by the impact of the prior year Global Training and Services divestiture and the related gain on sale, as well as unfavorable mix, lower net program efficiencies and lower volume. On an adjusted basis, operating profit was down 31 percent versus the prior year.

Raytheon Missiles & Defense

	4th Quarter				Twelve Months
($ in millions)	2022	2021	% Change		2022	2021	% Change
Reported
Sales	$4,100	$3,859	6%		$14,863	$15,539	(4)%
Operating Profit	$376	$486	(23)%		$1,519	$2,004	(24)%
ROS	9.2%	12.6%	(340)	bps	10.2%	12.9%	(270)	bps

Adjusted
Sales	$4,100	$3,859	6%		$14,863	$15,539	(4)%
Operating Profit	$418	$486	(14)%		$1,569	$2,004	(22)%
ROS	10.2%	12.6%	(240)	bps	10.6%	12.9%	(230)	bps

RMD had fourth quarter 2022 sales of $4,100 million, up 6 percent versus prior year. The increase in sales was primarily driven by higher net sales in Naval Power including SPY-6, Strategic Missile Defense including NGI, and Advanced Technology programs.

RMD recorded operating profit of $376 million, down 23 percent versus the prior year. The decrease in operating profit was driven primarily by unfavorable program mix and lower net program efficiencies, and a charge associated with a divestiture, partially offset by higher volume. RMD recorded adjusted operating profit of $418 million, down 14 percent versus the prior year.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Arlington, Virginia.

Conference Call on the Fourth Quarter 2022 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, January 24, 2023 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income, adjusted earnings per share (“EPS”), and free cash flow are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant nonoperational items and/or significant operational items that may occur at irregular intervals (hereinafter referred to as “net significant and/or non-recurring items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions and the amortization of customer contractual obligations related to loss making or below market contracts acquired.
Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, organic sales similarly excludes the impact of foreign currency, acquisitions and divestitures, and net significant and/or non-recurring items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (ROS)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and net significant and/or non-recurring items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward- looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track” and other words of similar meaning. Forward- looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of the United Technologies Corporation (“UTC”) acquisition of Rockwell Collins in 2018, the merger (the “merger”) between UTC and Raytheon Company (“Raytheon”)) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward- looking statements contained in the U.S. Private Securities Litigation Reform Act of

1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in global economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) challenges in the development, production, delivery, support, and performance of RTC advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTC’s highly- competitive industries; (4) risks relating to RTC’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTC or its suppliers and price increases; (5) risks relating to RTC international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (6) the condition of the aerospace industry; (7) the ability of RTC to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (8) the effect of and risks relating to the coronavirus disease 2019 (COVID-19) pandemic on RTC’s business, supply chain, operations and the industries in which it operates, including the decrease in global air travel, and the timing and extent of the ongoing recovery from COVID-19; (9) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses; (10) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTC and its businesses operate; (11) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (12) factors that could impact RTC’s ability to engage in desirable capital-raising or strategic transactions, including its capital structure, levels of indebtedness, capital expenditures and research and development spending, and the availability of credit, credit market conditions and other factors; (13) uncertainties associated with the timing and scope of future repurchases by RTC of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (14) the risks relating to realizing expected benefits from RTC strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (15) risks relating to the integration of the legacy businesses of UTC and RTC as well as the merger, and the realization of the anticipated benefits of those transactions; (16) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTC and its businesses operate; (17) risks relating to a RTC product safety failure or other failure affecting RTC’s or its customers’ or suppliers’ products or systems; (18) risks relating to cyber-attacks on RTC’s information technology infrastructure, products, suppliers, customers and partners, threats to RTC facilities and personnel, as well as other events outside of RTC’s control such as public health crises, damaging weather or other acts of nature; (19) the effect of changes in accounting estimates for our programs on our financial results; (20) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (21) risks relating to an impairment of goodwill and other intangible assets; (22) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (23) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Raytheon Technologies Corporation
Consolidated Statement of Operations

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2022	2021	2022	2021
Net Sales	$18,093	$17,044	$67,074	$64,388
Costs and Expenses:
Cost of sales	14,526	13,616	53,406	51,897
Research and development	716	810	2,711	2,732
Selling, general and administrative	1,379	1,407	5,663	5,224
Total Costs and Expenses	16,621	15,833	61,780	59,853
Other income, net	29	109	120	423
Operating profit	1,501	1,320	5,414	4,958
Non-service pension income	(467)	(472)	(1,889)	(1,944)
Debt extinguishment costs	—	617	—	649
Interest expense, net	318	308	1,276	1,322
Income from continuing operations before income taxes	1,650	867	6,027	4,931
Income tax expense	182	96	700	786
Net income from continuing operations	1,468	771	5,327	4,145
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	46	86	111	248
Net income from continuing operations attributable to common shareowners	1,422	685	5,216	3,897
Income (loss) from discontinued operations attributable to common shareowners	—	1	(19)	(33)
Net income attributable to common shareowners	$1,422	$686	$5,197	$3,864

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income from continuing operations	$0.97	$0.46	$3.54	$2.60
Loss from discontinued operations	—	—	(0.02)	(0.03)
Net income attributable to common shareowners	$0.97	$0.46	$3.52	$2.57
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income from continuing operations	$0.96	$0.46	$3.51	$2.58
Loss from discontinued operations	—	—	(0.01)	(0.02)
Net income attributable to common shareowners	$0.96	$0.46	$3.50	$2.56

Weighted Average Shares Outstanding:
Basic shares	1,465.5	1,490.5	1,475.5	1,501.6
Diluted shares	1,476.3	1,500.2	1,485.9	1,508.5

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Twelve Months Ended
	(Unaudited)				(Unaudited)
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$5,662	$5,662	$4,942	$4,942	$20,597	$20,597	$18,449	$18,449
Pratt & Whitney	5,652	5,652	5,115	5,115	20,530	20,530	18,150	18,150
Raytheon Intelligence & Space	3,544	3,544	3,870	3,870	14,312	14,312	15,180	15,180
Raytheon Missiles & Defense	4,100	4,100	3,859	3,859	14,863	14,863	15,539	15,539
Total segments	18,958	18,958	17,786	17,786	70,302	70,302	67,318	67,318
Eliminations and other	(865)	(865)	(742)	(742)	(3,228)	(3,228)	(2,930)	(2,930)
Consolidated	$18,093	$18,093	$17,044	$17,044	$67,074	$67,074	$64,388	$64,388

Operating Profit
Collins Aerospace	$741	$743	$461	$469	$2,343	$2,574	$1,759	$1,799
Pratt & Whitney	306	321	135	162	1,075	1,250	454	487
Raytheon Intelligence & Space	278	278	639	400	1,342	1,342	1,833	1,594
Raytheon Missiles & Defense	376	418	486	486	1,519	1,569	2,004	2,004
Total segments	1,701	1,760	1,721	1,517	6,279	6,735	6,050	5,884
Eliminations and other	(43)	(43)	(35)	(35)	(174)	(180)	(133)	(133)
Corporate expenses and other unallocated items	(63)	(45)	(233)	(70)	(318)	(252)	(552)	(284)
FAS/CAS operating adjustment	385	385	449	449	1,520	1,520	1,796	1,796
Acquisition accounting adjustments	(479)	—	(582)	—	(1,893)	—	(2,203)	—
Consolidated	$1,501	$2,057	$1,320	$1,861	$5,414	$7,823	$4,958	$7,263

Segment Operating Profit Margin
Collins Aerospace	13.1%	13.1%	9.3%	9.5%	11.4%	12.5%	9.5%	9.8%
Pratt & Whitney	5.4%	5.7%	2.6%	3.2%	5.2%	6.1%	2.5%	2.7%
Raytheon Intelligence & Space	7.8%	7.8%	16.5%	10.3%	9.4%	9.4%	12.1%	10.5%
Raytheon Missiles & Defense	9.2%	10.2%	12.6%	12.6%	10.2%	10.6%	12.9%	12.9%
Total segment	9.0%	9.3%	9.7%	8.5%	8.9%	9.6%	9.0%	8.7%

Raytheon Technologies Corporation
Consolidated Balance Sheet

	December 31, 2022	December 31, 2021
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,220	$7,832
Accounts receivable, net	9,108	9,661
Contract assets	11,534	11,361
Inventory, net	10,617	9,178
Other assets, current	4,964	4,018
Total current assets	42,443	42,050
Customer financing assets	2,603	2,848
Fixed assets, net	15,170	14,972
Operating lease right-of-use assets	1,829	1,958
Goodwill	53,840	54,436
Intangible assets, net	36,823	38,516
Other assets	6,156	6,624
Total assets	$158,864	$161,404

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$625	$134
Accounts payable	9,896	8,751
Accrued employee compensation	2,401	2,658
Other accrued liabilities	10,999	10,162
Contract liabilities	14,598	13,720
Long-term debt currently due	595	24
Total current liabilities	39,114	35,449
Long-term debt	30,694	31,327
Operating lease liabilities, non-current	1,586	1,657
Future pension and postretirement benefit obligations	4,807	7,855
Other long-term liabilities	8,449	10,417
Total liabilities	84,650	86,705
Redeemable noncontrolling interest	36	35
Shareowners’ Equity:
Common stock	37,911	37,445
Treasury stock	(15,530)	(12,727)
Retained earnings	52,269	50,265
Accumulated other comprehensive loss	(2,018)	(1,915)
Total shareowners’ equity	72,632	73,068
Noncontrolling interest	1,546	1,596
Total equity	74,178	74,664
Total liabilities, redeemable noncontrolling interest and equity	$158,864	$161,404

Raytheon Technologies Corporation
Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021	2022	2021
Operating Activities:
Net income from continuing operations	$1,468	$771	$5,327	$4,145
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,048	1,144	4,108	4,557
Deferred income tax benefit (provision)	18	54	(1,663)	(88)
Stock compensation cost	102	99	420	442
Net periodic pension and other postretirement income	(351)	(341)	(1,413)	(1,414)
Debt extinguishment costs	—	617	—	649
Change in:
Accounts receivable	116	(173)	437	(570)
Contract assets	765	(477)	(234)	(1,594)
Inventory	(141)	220	(1,575)	163
Other current assets	(443)	(291)	(1,027)	(566)
Accounts payable and accrued liabilities	777	492	2,075	917
Contract liabilities	1,130	1,289	846	1,372
Global pension contributions	(28)	(21)	(94)	(59)
Other operating activities, net	167	(222)	(39)	(812)
Net cash flows provided by operating activities from continuing operations	4,628	3,161	7,168	7,142
Investing Activities:
Capital expenditures	(855)	(954)	(2,288)	(2,134)
Payments on customer financing assets	(49)	(56)	(150)	(231)
Receipts from customer financing assets	53	190	179	389
Investments in businesses	—	(1,082)	(66)	(1,088)
Dispositions of businesses, net of cash transferred	—	805	94	1,879
Increase in other intangible assets	(169)	(91)	(487)	(308)
Receipts (payments) from settlements of derivative contracts, net	54	(58)	(205)	(16)
Other investing activities, net	28	21	94	145
Net cash flows used in investing activities from continuing operations	(938)	(1,225)	(2,829)	(1,364)
Financing Activities:
Issuance of long-term debt	1	2,081	1	4,062
Repayment of long-term debt	(1)	(1,747)	(3)	(4,254)
Debt extinguishment costs	—	(609)	—	(649)
Change in commercial paper, net	(1,549)	(160)	518	(160)
Change in other short-term borrowings, net	(15)	88	(29)	47
Dividends paid on common stock	(791)	(745)	(3,128)	(2,957)
Repurchase of common stock	(408)	(327)	(2,803)	(2,327)
Net transfers to discontinued operations	—	(44)	—	(71)
Other financing activities, net	(86)	(111)	(415)	(447)
Net cash flows used in financing activities from continuing operations	(2,849)	(1,574)	(5,859)	(6,756)
Discontinued Operations:
Net cash used in operating activities	—	(44)	—	(71)
Net cash used in investing activities	—	—	—	—
Net cash provided by financing activities	—	44	—	71
Net cash used in discontinued operations	—	—	—	—
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	15	(11)	(42)	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	856	351	(1,562)	(979)
Cash, cash equivalents and restricted cash, beginning of year	5,435	7,502	7,853	8,832
Cash, cash equivalents and restricted cash, end of year	6,291	7,853	6,291	7,853
Less: Restricted cash, included in Other assets	71	21	71	21
Cash and cash equivalents, end of year	$6,220	$7,832	$6,220	$7,832

Raytheon Technologies Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2022	2021	2022	2021
Collins Aerospace
Net sales	$5,662	$4,942	$20,597	$18,449
Operating profit	$741	$461	$2,343	$1,759
Restructuring	(2)	(8)	(21)	(40)
Impairment charges and reserve adjustments related to Russia sanctions (1)	—	—	(141)	—
Charges associated with disposition of businesses	$—	$—	$(69)	$—
Adjusted operating profit	$743	$469	$2,574	$1,799
Adjusted operating profit margin	13.1%	9.5%	12.5%	9.8%
Pratt & Whitney
Net sales	$5,652	$5,115	$20,530	$18,150
Operating profit	$306	$135	$1,075	$454
Restructuring	(15)	(1)	(20)	(7)
Impairment charges and reserve adjustments related to Russia sanctions (1)	—	—	(155)	—
Litigation accrual	—	(26)	—	(26)
Adjusted operating profit	$321	$162	$1,250	$487
Adjusted operating profit margin	5.7%	3.2%	6.1%	2.7%
Raytheon Intelligence & Space
Net sales	$3,544	$3,870	$14,312	$15,180
Operating profit	$278	$639	$1,342	$1,833
Gain on sale of business	—	239	—	239
Adjusted operating profit	$278	$400	$1,342	$1,594
Adjusted operating profit margin	7.8%	10.3%	9.4%	10.5%
Raytheon Missiles & Defense
Net sales	$4,100	$3,859	$14,863	$15,539
Operating profit	$376	$486	$1,519	$2,004
Restructuring	—	—	(8)	—
Charge associated with the divestiture of a non-core business	(42)	—	(42)	—
Adjusted operating profit	$418	$486	$1,569	$2,004
Adjusted operating profit margin	10.2%	12.6%	10.6%	12.9%
Eliminations and Other
Net sales	$(865)	$(742)	$(3,228)	$(2,930)
Operating loss	$(43)	$(35)	$(174)	$(133)
Impairment charges and reserve adjustments related to Russia sanctions (1)	—	—	6	—
Adjusted operating loss	$(43)	$(35)	$(180)	$(133)
Corporate expenses and other unallocated items
Operating loss	$(63)	$(233)	$(318)	$(552)
Restructuring	(18)	(16)	(66)	(96)
Litigation accrual	—	(147)	—	(147)
Costs associated with the separation of the commercial businesses	—	—	—	(8)
Transaction and integration costs associated with the Raytheon merger	—	—	—	(17)
Adjusted operating loss	$(45)	$(70)	$(252)	$(284)
FAS/CAS Operating Adjustment
Operating profit	$385	$449	$1,520	$1,796
Acquisition Accounting Adjustments
Operating loss	$(479)	$(582)	$(1,893)	$(2,203)

Acquisition accounting adjustments	(479)	(582)	(1,893)	(2,203)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$18,093	$17,044	$67,074	$64,388
Operating profit	$1,501	$1,320	$5,414	$4,958
Restructuring	(35)	(25)	(115)	(143)
Acquisition accounting adjustments	(479)	(582)	(1,893)	(2,203)
Total net significant and/or non-recurring items included in Operating profit above	(42)	66	(401)	41
Adjusted operating profit	$2,057	$1,861	$7,823	$7,263
(1)    Total net significant and/or non-recurring items in the table above for the year ended December 31, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.

Raytheon Technologies Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, and Effective Tax Rate

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2022	2021	2022	2021
Income from continuing operations attributable to common shareowners	$1,422	$685	$5,216	$3,897
Total Restructuring	(35)	(25)	(115)	(143)
Total Acquisition accounting adjustments	(479)	(582)	(1,893)	(2,203)
Total net significant and/or non-recurring items included in Operating profit	(42)	66	(401)	41
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	(7)	—	(2)	—
Pension curtailment/settlement	—	(29)	—	(29)
Pension curtailment/settlement related to the sale of businesses	—	12	—	12
Debt extinguishment costs	—	(617)	—	(649)
Tax effect of restructuring and net significant and/or non-recurring items above	117	137	518	535
Significant and/or non-recurring items included in Income Tax Expense
Tax impact from UK rate change	—	—	—	(73)
Tax impact from business disposal	—	104	—	(44)
Revaluation of certain international tax incentives	—	51	—	51
Revaluation of deferred taxes related to Raytheon merger and the Company’s separation of Otis and Carrier	—	(30)	—	(30)
Significant and/or non-recurring items included in Noncontrolling Interest
Noncontrolling interest share of certain Russia sanction charges	—	—	11	—
Noncontrolling interest resulting from the revaluation of certain international tax incentives	—	(16)	—	(16)
Less: Impact on net income attributable to common shareowners	(446)	(929)	(1,882)	(2,548)
Adjusted income from continuing operations attributable to common shareowners	$1,868	$1,614	$7,098	$6,445

Diluted Earnings Per Share	$0.96	$0.46	$3.51	$2.58
Impact on Diluted Earnings Per Share	(0.31)	(0.62)	(1.27)	(1.69)
Adjusted Diluted Earnings Per Share	$1.27	$1.08	$4.78	$4.27

Effective Tax Rate	11.0%	11.1%	11.6%	15.9%
Impact on Effective Tax Rate	(2.5)%	(6.4)%	(2.8)%	0.4%
Adjusted Effective Tax Rate	13.5%	17.5%	14.4%	15.5%

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2022	2021
Net cash flows provided by operating activities from continuing operations	$4,628	$3,161
Capital expenditures	(855)	(954)
Free cash flow	$3,773	$2,207

	Twelve Months Ended December 31,
	(Unaudited)
(dollars in millions)	2022	2021
Net cash flows provided by operating activities from continuing operations	$7,168	$7,142
Capital expenditures	(2,288)	(2,134)
Free cash flow	$4,880	$5,008